Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-105236) pertaining to the CME Group Inc. Amended and Restated Omnibus Stock Plan,
(2) Registration Statement (Form S-8 No. 333-159932) pertaining to the CME Group Inc. Amended and Restated Omnibus Stock Plan and the 2005 Director Stock Plan,
(3) Registration Statement ((Form S-8 and Post-Effective Amendment No. 1 No. 333-104804); Form S-8 No. 333-115656) pertaining to the Agreement between Chicago Mercantile Exchange Holdings Inc. and James J. McNulty,
(4) Registration Statement (Form S-8 No. 333-124497) pertaining to the Employee Stock Purchase Plan and the 2005 Director Stock Plan and Registration Statement (Form S-8 333-182741) pertaining to the Employee Stock Purchase Plan,
(5) Registration Statement (Form S-8 No. 333-144543) pertaining to CBOT Holdings, Inc.’s 2005 Long-Term Equity Incentive Plan,
(6) Registration Statement (Form S-8 No. 333-153462) and Post-Effective Amendments No. 1 and No. 2 to Registration Statement on Form S-4 (Form S-8 No. 333-151577) pertaining to the NYMEX Holdings, Inc.’s 2006 Omnibus Long-Term Incentive Plan,
(7) Registration Statement (Form S-8 No. 333-182741) pertaining to the Employee Stock Purchase Plan,
(8) Registration Statement (Form S-3ASR No. 333-163473) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants,
(9) Registration Statement (Form S-3ASR No. 333-185311) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.
(10) Registration Statement (Form S-3ASR No. 333-208334) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.
(11) Registration Statement (Form S-3ASR No. 333-232982) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.

of our reports dated February 26, 2021, with respect to the consolidated financial statements and schedule of CME Group Inc., and the effectiveness of internal control over financial reporting of CME Group Inc., included in this Annual Report (Form 10-K) of CME Group Inc. for the year ended December 31, 2020.

Chicago, Illinois
February 26, 2021